Exhibit 32

Certification Pursuant to 18 U.S.C. Section 1350

In connection with the Quarterly Report on Form 10-Q of eUniverse, Inc. (the “Company”) for the quarter ended December 31, 2003 as filed with the SEC on or about the date hereof (the “Report”), Brett C. Brewer, as President and Principle Executive Officer of the Company, and Thomas J. Flahie, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to his knowledge that:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

Date: February 10, 2004	/s/ Brett C. Brewer
Brett C. Brewer
President and Principal Executive Officer (Principal Executive Officer)

Date: February 10, 2004	/s/ Thomas J. Flahie
Thomas J. Flahie
Chief Financial Officer
(Principal Financial Officer)